SCHEDULE 14 INFORMATION
Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
STEM CELL INNOVATIONS, INC.

(Name of Registrant as Specified in Its Charter and of Person Filing Proxy Statement)
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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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STEM CELL INNOVATIONS, INC.
11222 Richmond Avenue, Suite 180
Houston, TX 77082
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS OF STEM CELL INNOVATIONS, INC.:
NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of Stem Cell Innovations, Inc., a Delaware corporation (“Stem Cell,”), will be held on August 3, 2009 at 10:00 a.m. local time at 11222 Richmond Avenue, Suite 180, Houston, TX 77082 for the following purposes:
1.	To consider and vote upon the proposal to amend our Certificate of Incorporation to reduce the par value of a share of our common stock from $.01 per share to $.0001 per share.

2.	To consider and vote upon the proposal to amend our Certificate of Incorporation to increase the number of shares of common stock authorized therein from 4 billion shares to 20 billion shares.

3.	To transact such other business as may properly come before the special meeting or any adjournment thereof, including any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items, or before any postponements or adjournments thereof.
The foregoing items of business are more completely described in the proxy statement accompanying this Notice. The board of directors of Stem Cell recommends that you vote in favor of Proposals 1 and 2 above.
The board of directors of Stem Cell has fixed the close of business on June 24, 2009 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.
By Order of the Stem Cell Innovations, Inc. Board of Directors

/s/ DR. JAMES H. KELLY
Chief Executive Officer
Houston, Texas
July 2, 2009
ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE SPECIAL MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE SPECIAL MEETING. PLEASE NOTE, HOWEVER, THAT ATTENDANCE AT THE SPECIAL MEETING WILL NOT BY ITSELF REVOKE A PROXY. FURTHERMORE, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE SPECIAL MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

Proxy Statement for the Special Meeting of Stockholders
of
Stem Cell Innovations, Inc.
To Be Held August 3, 2009
          This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Stem Cell Innovations, Inc., a Delaware corporation (the “Company”), of proxies to be voted at a Special Meeting of stockholders to be held at the Company’s executive offices located at 11222 Richmond Avenue, Suite 180, Houston, Texas on August 3, 2009, at 10:00 a.m. local time or at any and all adjournments or postponements thereof (the “Special Meeting”), for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders (the “Notice”). This Proxy Statement, together with the accompanying Notice and the proxy card, are being first mailed to stockholders on or about July 2, 2009.
Voting Rights and Solicitation
          As of June 24, 2009, (the “Record Date”), there were outstanding 1,681,137,312 shares of our common stock held by approximately 522 holders of record. Only holders of shares of common stock on the Record Date will be entitled to notice of, and to vote at, the Special Meeting. Holders of our common stock are entitled to one vote on each matter presented at the Special Meeting for each share held of record. The presence in person or by proxy of holders representing a majority of the number of votes entitled to be cast by holders of the Company’s common stock outstanding and entitled to vote as of the Record Date shall be required for a quorum to transact business at the Special Meeting. If a quorum should not be present, the Special Meeting may be adjourned until a quorum is obtained.
          Assuming a quorum is present, approval of each of the proposed amendments to the Company’s Certificate of Incorporation (each, an “Amendment” and, collectively, the “Amendments”) requires the affirmative vote, in person or by proxy, of holders representing a majority of the number of votes entitled to be cast by holders as of the Record Date of the Company’s common stock. Accordingly, abstentions will have the same legal effect as a negative vote.
          The expense of preparing, printing and mailing this Proxy Statement, the exhibits hereto and the proxies solicited hereby will be borne by the Company. In addition to the use of the mails, proxies may be solicited by officers and directors and regular employees of the Company, without additional remuneration, by personal interviews, telephone, telegraph or facsimile transmission. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of common stock held of record and will provide reimbursements for the cost of forwarding the material in accordance with customary charges. The Company has also engaged the services of a proxy solicitation firm, Innisfree M&A Incorporated, whose fees are estimated to be approximately $10,000.

          Proxies given by stockholders of record for use at the Special Meeting may be revoked at any time prior to the exercise of the powers conferred. In addition to revocation in any other manner permitted by law, stockholders of record giving a proxy may revoke the proxy by delivery of a written revocation to the Company at any time up to and including the last business day preceding the day of the Special Meeting, or any adjournment thereof, at which the proxy is to be used, or by delivery of such a written revocation to the secretary of the Special Meeting on the day of the Special Meeting or adjournment thereof.
          All proxies received will be voted in accordance with the choice specified on such proxies. The board of directors does not presently intend to bring any business before the meeting other than the specific proposals referred to in the Notice of the Special Meeting. The board of directors knows of no other matters that are to be brought before the Special Meeting. If any other business properly comes before the Special Meeting, including the consideration of a motion to adjourn such meeting (including for purposes of soliciting additional votes), it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.
          The matters to be considered at the Special Meeting are of great importance to the stockholders of the Company. Accordingly, stockholders are urged to read and carefully consider the information presented in this Proxy Statement, and to complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope.
Questions And Answers About The Proxy Materials And The Special Meeting

Why Are We Calling This Special Meeting?	To amend our Certificate of Incorporation to reduce the par value per share of our common stock to $.0001 per share and to increase the authorized shares of common stock that the Company may issue from 4 billion to 20 billion shares, an increase of 16 billion shares, so as to permit the conversion of the Series 3 Convertible Preferred Stock of the Company (the “Series 3 Stock”) issued in connection with the Company’s most recent financing transaction, as described under “Background Information.” The Amendments will also facilitate additional financing transactions for the Company, since the Company is prevented by Delaware corporate law from selling its common stock for less than the par value per share, currently $.01 per share, which is in excess of the current market value of a share of the Company’s common stock.

Who Can Vote?	For each share of our common stock that you owned as of the close of business on June 24, 2009, the Record Date for this Special Meeting, you are entitled to one vote on each matter to be voted upon at the Special Meeting.

How Do I Vote?	If your shares are registered directly in your name, you may vote as follows:

•	By Mail: Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Computershare Trust Company, N.A.

•	In Person at the Meeting. If you attend the Special Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting. Submitting your proxy by mail or fax will not affect your right to vote in person should you decide to attend the Special Meeting.

Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board.

How Do I Vote, If My Shares Are Not Registered Directly In My Name?	If your shares are held in “street name” (held for your account by a broker, bank or other nominee) you will receive instructions from your broker, bank or other nominee explaining how to cast your vote. If you wish to cast your vote in person at the meeting, contact the broker, bank or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the Special Meeting. You will not be able to enter the Special Meeting or vote unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

A number of brokers and banks are participating in a program provided through Broadridge Financial Solutions, Inc. that offers telephone and internet voting options. If your shares are held in an account with a broker or bank participating in the Broadridge Financial Solutions, Inc. program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the internet at Broadridge Financial Solutions, Inc.’s voting Web site - http://www.proxyvote.com.

If I Vote By Proxy, How Can I Change My Vote?	You may revoke your proxy and change your vote at any time before the Special Meeting. To do this, you must do one of the following:

•	Sign and date a new proxy and submit it as instructed above. Only your latest proxy vote is counted.

•	Attend the Special Meeting and vote in

person.

•	File a written notice of revocation with Secretary of the Company at its principal executive offices, 11222 Richmond Avenue, Suite 180, Houston, TX 77082, or at the meeting.

Attending the Special Meeting will not revoke your proxy unless you specifically request it.

Will My Shares Be Voted If I Do Not Return My Proxy?	If your shares are registered directly in your name, your shares will not be voted if you do not return your proxy, or attend and vote at the Special Meeting. If you have misplaced your proxy, you may obtain another by contacting the Company at (281) 679-7900 x-13.

If your shares are held in “street name,” and you do not give a proxy to your brokerage firm to vote your shares, your brokerage firm may leave your shares unvoted because the proposals to approve the Amendments may not be considered routine matters for which brokers are permitted to vote on your behalf. Therefore, we encourage you to provide voting instructions to your brokerage firm by submitting your proxy. This ensures your shares will be voted at the Special Meeting according to your instructions. You should receive directions from your brokerage firm about how to submit your proxy to them at the time you receive this proxy statement.

How Will Abstentions Be Treated?	Abstentions will be treated as shares present for quorum purposes and entitled to vote, so they will have the same practical effect as votes against the Amendments, because approval of each Amendment requires the affirmative vote of holders representing a majority of the number of votes entitled to be cast on the Record Date by holders of the common stock.

How Will Broker Non-Votes Be Treated?	Broker non-votes will be counted for quorum purposes. Broker non-votes will have the effect of a vote against the Amendments because approval of the Amendments requires the affirmative vote of holders representing a majority of the number of votes entitled to be cast on the Record Date by holders of the common stock.

What Does It Mean If I Receive More Than One Proxy Card?	It means that you have more than one account in which your stock is held, which may be at the transfer agent, with stockbrokers or otherwise. Please complete and return all proxies for each account to ensure that all of your shares are voted.

How Many Shares Must Be Present To Hold The Special Meeting?	Holders representing a majority of the number of votes entitled to be cast by holders of the common stock, present in person or represented by proxy, must be present at the Special Meeting to hold the Special Meeting and conduct business. This is called a quorum. Shares will be counted as present at the Special Meeting if the stockholder completes and submits a proxy or is present in person at the Special Meeting. Shares that are present that vote to abstain or do not vote are counted as present for establishing a quorum. If a quorum is not present, we expect that the Special Meeting will be adjourned until we obtain a quorum.

What Vote Is Required To Approve The Amendments?	To amend the Company’s Certificate of Incorporation to reduce the par value of a share of common stock from $.01 to $.0001 and to increase the number of authorized shares of common stock from 4 billion to 20 billion shares, a quorum must be present or represented by proxy at the Special Meeting, and holders representing a majority of the number of votes entitled to be cast on the Record Date by holders of the common stock must vote “FOR” the Amendments. If your broker holds your shares in “street name,” and if you do not vote your shares, your brokerage firm may not have the authority to vote your shares, and they would therefore be treated as not having been voted.

How Does The Board Of Directors Recommend That I Vote?	Our Board of Directors unanimously recommends a vote FOR the Amendments to reduce the par value of a share of common stock to $.0001 per share and to increase our authorized shares of common stock from 4 billion shares to 20 billion shares, an increase of 16 billion shares.

Why Is The Company Seeking Stockholder Approval?	As of June 24, 2009, we had only 1,518,862,688 shares of authorized but unissued shares of common stock remaining (and not otherwise reserved for issuance). In addition, the par value of a share of common stock is currently $.01 per share.

In December 2008, in connection with a financing of the Company that raised $300,000, the Company agreed to seek a reduction of the par value of of the common stock so that $2.85 million of convertible notes representing other financing of the Company by the same lender, Alpha Capital Anstalt (“Alpha”), could be converted to common stock in accordance with their amended terms at the lower of $.01 per share or 80% of the market value of a share of common stock. Moreover, in connection with the financing, the Company reduced the conversion price on $1 million of other debt of the Company held by Margie Chassman to $.00068 per share. In both cases, those amendments require a reduction of the par value of the Company’s common stock, since those prices are below the par value per share of the common stock, and Delaware corporate law precludes sale of common stock by a company incorporated under its law for less than the par value of the stock. In May 2009, in connection with a $500,000 financing of the Company by Ms. Chassman, the Company agreed to further reduce the conversion price on her $1 million of debt to $.0002. This further amendment requires both a reduction of the par value of the Company’s common stock and an increase in the number of authorized shares of common stock, since the $1 million of debt is now convertible into 5 billion shares of common stock.

In addition, it is critical to our business and strategy to have common stock available to fund our operations and expansion plans, including for use in financing, licensing agreements, joint ventures, development of strategic relationships and acquisitions (none of which is currently the subject of any agreement, arrangement or understanding) and for use in compensating and motivating key employees. Under Delaware corporate law, we need stockholder approval to amend our Certificate of Incorporation to reduce the par value of a share of common stock and to increase the number of authorized shares of common stock.

For these reasons, we are seeking stockholder approval to reduce the par value of a share of our common stock to $.0001 and to increase our authorized shares of common stock from 4 billion shares to 20 billion shares, an increase of 16 billion shares. Upon approval of the Amendments, our fully diluted outstanding shares of common stock will be approximately 8 billion shares, and, we will have approximately 12 billion shares of common stock available for issuance to satisfy our future needs.

What Will Happen If The Amendments Are Not Approved? What Are The “Alternatives”?	If the Amendments are not approved, the holders of the Series 3 Stock and the convertible notes issued by the Company will not be able to convert their shares into common stock in accordance with their terms. This could be deemed to be an event of default under the note obligations and could result in the acceleration of the maturity of all such debt. Since the notes are secured by substantially all of the assets owned by the Company, the lender could lose the benefit of those assetss, which would effectively put the Company out of business. Moreover, Ms. Chassman’s $500,000 funding commitment is conditioned upon passage of the Amendments, and the Board of Directors considers this funding vital to the Company’s ongoing operations. In addition, we will not have available a sufficient number of shares of common stock for future issuance, nor will we be able to price them in accordance with the current market value of such stock, in connection with financing our business and in furtherance of opportunities that may become available to us. Having a sufficient number of authorized and unissued shares and being able to price them in line with market conditions is, in the opinion of our Board of Directors, important to our business and strategy.

We currently have limited common stock that is not issued and outstanding or reserved for issuance, and we are precluded from selling the common stock that is available for less than its par value of $.01 per share, which is substantially in excess of the current market value for such stock. We require available common stock to fund our operations and expansion plans, including for use in financings, licensing agreements, joint ventures, development of strategic relationships and acquisitions and for use in compensating and motivating key employees.

Are There Other Matters To Be Voted On At The Special Meeting?	The Board of Directors knows of no other matters that are to be brought before the Special Meeting. If any other business properly comes before the Special Meeting, including the consideration of a motion to adjourn such meeting (including for purposes of soliciting additional votes), it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

Who Will Pay The Costs Of Soliciting These Proxies?	We will pay the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers and employees may solicit proxies by telephone, e-mail and in person, without additional compensation. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders. The Company has also engaged the services of a proxy solicitation firm, Innisfree M&A Incorporated, whose fees are estimated to be approximately $10,000.

Who Can Help Answer my Questions?	Stockholders who would like additional copies, without charge, of this proxy statement or have additional questions about the transaction, including the procedures for voting their shares, should contact either:

Innisfree M&A Incorporated 501 Madison Avenue, 20th Floor New York, NY 10022 Stockholders Call Toll-Free: (888) 750-5834 Banks and Brokers Call Collect: (212) 750-5833

or

Stem Cell Innovations, Inc. 11222 Richmond Avenue, Suite 180 Houston, TX 77082 (281) 679-7900 x-13 Attn: Secretary

Information Concerning The Amendments
          Our Board of Directors has unanimously adopted a resolution recommending stockholder approval of the Amendments to our Certificate of Incorporation to reduce the par value per share of common stock from $.01 per share to $.0001 per share and to increase the Company’s number of authorized shares of common stock from 4 billion shares to 20 billion shares, an increase of 16 billion shares (with no change to our preferred stock).
          The Board of Directors believes that the proposals to reduce the par value per share of common stock and to increase our authorized shares of common stock are important to the Company’s business, strategy and ongoing operations for the following reasons:

•	it is critical to have common stock available for sale at market value to fund our operations and expansion plans, including for use in financings, licensing agreements, joint ventures, development of strategic relationships and acquisitions;

•	it will permit the holders of the Series 3 Stock and the convertible notes of the Company to convert their shares into common stock which will avoid defaults on those obligations and will increase the public float and liquidity of our common stock.

          If the Amendments are approved, reduction in par value and the share increase will become effective upon filing an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware. As a result of the above, the Board believes it is important and in the Company’s best interest for stockholders to approve the Amendments.

Background Information
          On December 31, 2008, the Company raised $300,000 through the issuance of a secured note to Alpha Capital Anstalt (“Alpha”), an existing noteholder of the Company. The note is secured by all of the assets of the Company and its subsidiaries, Amphioxus Cell Technologies, Inc. and ACTIVTox Laboratories, Inc. In connection with that financing, the Company agreed to reset the conversion price on approximately $2.85 million principal amount of other convertible secured notes of the Company held by Alpha at the lower of $.01 per share or 80% of the average of the lowest three day closing prices of the common stock for the ten days preceding a conversion request. Because the Company’s common stock currently has a par value of $.01 per share and is trading at less than the par value, and because Delaware corporate law precludes companies incorporated in Delaware, such as the Company, from issuing stock for less than the par value of such stock, the Company agreed to seek the vote of its stockholders to amend the Company’s Certificate of Incorporation to reduce the par value per share of common stock to $.0001 per share. Such a reduction would permit Alpha to convert its convertible secured notes of the Company in accordance with their amended terms. In addition, in connection with the December 2008 financing, the Company agreed to reset the conversion price on $1 million of convertible notes of the Company held by Margie Chassman to $.00068 per share. This conversion price also requires the reduction of the par value of a share of the Company’s common stock to permit conversion of such notes in accordance with their amended terms. Ms. Chassman advanced an additional $50,000 to the Company in connection with the December financing transaction. Accordingly, the Company is seeking approval of the first Amendment, which will reduce the par value of a share of its common stock from $.01 per share to $.0001 per share.
          In May 2009, Ms. Chassman entered into a further agreement with the Company pursuant to which she agreed to provide $500,000 of additional financing to the Company over a six-month period commencing upon approval of the Amendments in the form of 3-year notes bearing interest at the rate of 8 per cent per annum. These notes are convertible into common stock of the Company at the lower of $.01 per share or 80% of the average of the lowest three day closing prices of the common stock for the ten days preceding a conversion request. In connection with this financing, the Company agreed to further reduce the conversion price on the $1 million of convertible notes adjusted in the December financing to $.0002 per share. This adjustment in the conversion price is also dependent on the Company reducing the par value of a share of its common stock to $.0001 per share. Moreover, the Company agreed to exchange the $1 million of convertible notes for $1 million stated value of Series 3 Stock, which will be convertible at a rate of one share of common stock for each $.0002 of stated value upon reduction of the par value of the Company’s common stock. In connection with the financing by Ms. Chassman, it was necessary to procure the waiver by Alpha of its right of first refusal under its financing documents with the Company. As an inducement to Alpha to give that waiver, Ms. Chassman agreed to assign 150 million shares of the Company’s common stock to Alpha or its designee upon approval of the Amendments by the Company’s stockholders. As a further condition on Ms. Chassman’s agreement to advance the $500,000 to the Company, the Company agreed to grant, during the 60-day period commencing upon stockholder approval of the Amendments, fully vested five-year stock options (the “Management Stock Options”) to James Kelly, the Company’s CEO, and Mark Germain, the Company’s Chairman of the Board, to purchase common stock representing, respectively, 6% and 4% of the fully diluted common stock outstanding on the date of the grant at an exercise price equal to the market value per share of the common stock on that date. Because the Company only has 4 billion authorized shares of common stock, of which 1,681,137,312 shares are issued and outstanding, and because $1 million of Ms. Chassman’s convertible notes (or Series

3 Stock) issued by the Company are now convertible into 5 billion shares of its common stock, full conversion of these notes (or shares of Series 3 Stock) also requires that the Company increase the number of shares of common stock it is authorized to issue. Accordingly, the Company is seeking approval of the second Amendment, which will increase the authorized shares of common stock from 4 billion to 20 billion.
Amendment of Certificate of Incorporation to Reduce the Par Value and Increase the Company’s Authorized Common Stock.
          We are requesting stockholder approval to amend our Certificate of Incorporation to reduce the par value of a share of our common stock from $.01 to %.0001 per share (Amendment 1) and to increase the number of authorized shares of common stock from 4 billion shares to 20 billion shares to permit us to convert Alpha’s convertible notes and Ms. Chassman’s shares of Series 3 Stock in accordance with their respective terms. The requested changes will also allow the Company to utilize the additional shares of common stock for general corporate purposes, including for possible use in connection with funding our continuing operations and expansion plans, including financings, joint ventures, licensing arrangements, acquisitions and development of certain strategic relationships, as well as the continued motivation of our key employees. We have no current plans to effect any specific business transaction with the additional shares.
          Stockholder approval of the Amendments will not assure that we will be able to raise additional funds sufficient to attain profitable operations. We believe, however, that approval of the Amendments will place the Company in a better position to obtain additional financing as and if necessary to continue our business plan.
Effect of Proposal on Existing Stockholders
          The common stock to be authorized will have rights identical to the currently outstanding common stock of the Company. Implementation of the Amendments and issuance of the common stock will not negatively affect the rights of holders of the Company’s currently outstanding common stock, except for the substantial dilutive effects from the issuance of approximately 1 billion shares of common stock upon the conversion of Alpha’s convertible notes (based on the market value of the Company’s common stock on June 24, 2009) and 5 billion shares of common stock upon conversion of Ms. Chassman’s Series 3 Stock, together with the issuance of any additional authorized shares of common stock in connection with the exercise of the Management Stock Options or other future transactions. As with any future issuance of common stock, the issuance of additional common stock will have a dilutive effect on the ownership interests of the Company’s existing stockholders, such as dilution to any future net income per share and any future payment of dividends per share, if and when the Company becomes profitable. The issuance of additional shares of common stock will also have a dilutive effect on the voting rights of current holders of common stock and, if and to the extent shares are sold for a price less than the then current market value of the stock, decrease the market value of the common stock.
Board Recommendation
          Our Board believes it is important to the Company and in its and our stockholders’ best interests to approve the proposals to amend our Certificate of

Incorporation to reduce the par value of a share of common stock and to increase the number of authorized shares of our common stock, which will allow us to meet our obligations on Alpha’s convertible notes and the Series 3 Stock and to fund our operations and expansion plans, including for use in financings, licensing agreement, joint ventures, the motivation of key employees, the development of strategic relationships and acquisitions (none of which are currently the subject of any agreement, arrangement or understanding). Accordingly, the Board recommends that you vote FOR the Amendments.
Vote Required
          To approve each Amendment, a quorum must be present or represented by proxy at the Special Meeting, and stockholders representing a majority of the number of votes entitled to be cast as of the Record Date by holders of the common stock must vote FOR the Amendments.
Securities Ownership of Certain Beneficial Owners and Management
          The following table sets forth certain information regarding the beneficial ownership of the common stock of the Company as of June 24, 2009 by the directors and executive officers of the Company and by each stockholder who is known by the Company to own beneficially 5% percent or more of the common stock of the Company.
          Except as otherwise noted, the address of each person listed in the table is c/o Stem Cell Innovations, Inc., 11222 Richmond Avenue, Suite 180, Houston, TX 77082. Unless otherwise indicated, to the Company’s knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to shares. Applicable percentage ownership is based on 1,681,137,312 shares of common stock outstanding as of June 24, 2009 together with options or convertible securities that are currently exercisable or convertible or exercisable or convertible within 60 days of June 24, 2009. In computing the number and percentage of shares beneficially owned by a person, shares of common stock issuable upon conversion or subject to options currently exercisable, or convertible or exercisable within 60 days of June 24, 2009, are counted as outstanding, while these shares are not counted as outstanding for computing the percentage ownership of any other person.

	Number of Shares	Percent of Common Stock
Name	Beneficially Owned	Beneficially Owned
James H. Kelly, PhD (1)	102,972,306	6.1%
Mark S. Germain (1)(2)	85,571,663	5.1
Norman L. Sussman	18,197,306	1.1
Margie Chassman (3)	0	0.0
All Directors and Officers as a Group (3 persons)	206,741,275	12.3

(1)	Does not include the shares that will be issuable to such person if the Management Stock Options are granted, since neither the granting of those options nor the timing thereof is certain at this time.

(2)	Does not include 72,406,875 shares of common stock owned by Mr. Germain’s spouse, Margery Germain, as to which Mr. Germain disclaims beneficial ownership.

(3)	Does not include the 5 billion shares of common stock that would be issuable to Ms. Chassman upon conversion of the Series 3 Stock when and if the Amendments are approved by the Company’s stockholders. The Series 3 Stock contains a provision prohibiting conversions into common stock if the effect of such conversions would be to cause the holder to beneficially own 5% or more of the common stock of the Company.
No Preemptive or Appraisal Rights
          Holders of the Company’s common stock have no preemptive rights to purchase additional shares upon issuance of additional shares by the Company. Under Delaware law, the Company’s stockholders are not entitled to appraisal rights with respect to the proposed reduction in par value of a share of common stock of the Company or the proposed increase in the number of authorized shares.
Potential Anti-Takeover Effect
          Additional authorized shares are not sought for anti-takeover purposes. Increasing the number of authorized shares of the common stock is not motivated by takeover concerns and is not intended by the Board to be an anti-takeover measure. The proposed amendments to our Certificate of Incorporation are not in response to any known effort on the part of any party to accumulate material amounts of stock to acquire control of us or to change our management. However, the availability of additional authorized but unissued shares of common stock could enable the Board to make it more difficult for a person or group of persons to obtain control of the Company by a proxy or tender offer, by issuing shares in a defensive manner. For example, the existence of authorized but unissued shares permits the Board to issue such shares without stockholder approval that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for a combination of the Company with another company.
Other Matters
          Only the proposals set forth in the Notice for this Special Meeting of Stockholders are currently intended to be presented for vote at the Special Meeting. The board of directors knows of no other matters that are to be brought before the Special Meeting. If any other business properly comes before the Special Meeting, including the consideration of a motion to adjourn such meeting (including for purposes of soliciting additional votes), it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

Stockholder Proposals For 2009 Annual Meeting
          Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the next annual meeting of the Company’s stockholders by submitting such proposals to the Company in a timely manner and by including with such proposal the information specifically called for by Rule 14a-8. In order to be so included in the Company’s 2009 proxy statement and to be properly considered at the 2009 Annual Meeting, stockholder proposals must be received by the Company a reasonable time before the Company begins to print and mail its proxy materials, and must otherwise comply with the requirements as set forth in Rule 14a-8.
Request For Vote
          It is important that your shares be represented at the Special Meeting, regardless of the number of shares that you hold. YOU ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the Special Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

By:	/s/ MARK S. GERMAIN
Mark S. Germain
Chairman of the Board of Directors

PROXY
SPECIAL MEETING OF STOCKHOLDERS
OF STEM CELL INNOVATIONS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints James H. Kelly and Mark S. Germain, and either of them, as proxies of the undersigned with full power of substitution to vote as designated below all shares of Stem Cell Innovations, Inc. common stock, par value $0.01 per share, that the undersigned held of record on June 24, 2009, at the Special Meeting of Stockholders of Stem Cell Innovations, Inc. to be held on August 3, 2009 and at any postponement or adjournment thereof.
1.	Approval of the amendment to the Certificate of Incorporation of Stem Cell Innovations, Inc. to reduce the par value of a share of the Common Stock of Stem Cell Innovations, Inc. from $.01 per share to $.0001 per share.

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	Approval of the amendment to the Certificate of Incorporation of Stem Cell Innovations, Inc. to increase the number of shares of Common Stock authorized therein from 4 billion shares to 20 billion shares.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To transact such other business as may properly come before the special meeting or any adjournment thereof, including any motion to adjourn to a later time to permit further solicitation of proxies if necessary to establish a quorum or to obtain additional votes in favor of the foregoing items, or before any postponements or adjournments thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION.
Dated: ___________, 2009
[label]

Signature	Signature

Print Name	Print Name
Number of Shares Owned:
Each person whose name is on the Stem Cell Innovations, Inc. Stock Certificate should sign above in the same manner in which such person’s name appears on the Certificate. When signing as attorney, executor, administrator, trustee, guardian, or other fiduciary, please give full title. If there is more than one fiduciary, all should sign. A corporation should use its full corporate name and the person signing on its behalf must be an authorized officer. In the even of joint tenancy or other co-ownership, all should sign.
Please date and sign where indicated and promptly return this proxy to Stem Cell Innovations, Inc. in the enclosed self-addressed postage prepaid envelope. If you do not sign and return this proxy, or attend the special meeting in person and vote, your shares will not be voted.